EXHIBIT 4.2

                             PRIMEWEST ENERGY TRUST

                                       and

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                 as Rights Agent

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                              AMENDED AND RESTATED
                        UNITHOLDER RIGHTS PLAN AGREEMENT

                                   May 5, 2005

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                              STIKEMAN ELLIOTT LLP

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                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1    Certain Definitions.....................................    3
Section 1.2    Currency................................................   17
Section 1.3    Headings................................................   17
Section 1.4    Number and Gender.......................................   17
Section 1.5    Acting Jointly or in Concert............................   17
Section 1.6    Statutory References....................................   17

                                    ARTICLE 2
                                   THE RIGHTS

Section 2.1    Legend on Trust Unit Certificates.......................   17
Section 2.2    Initial Exercise Price; Exercise of Rights; Detachment
               of Rights...............................................   18
Section 2.3    Adjustments to Exercise Price; Number of Rights.........   21
Section 2.4    Date on Which Exercise is Effective.....................   27
Section 2.5    Execution, Authentication, Delivery and Dating of
               Rights Certificates ....................................   28
Section 2.6    Registration, Registration of Transfer and Exchange.....   28
Section 2.7    Mutilated, Destroyed, Lost and Stolen Right
               Certificates ...........................................   29
Section 2.8    Persons Deemed Owners...................................   30
Section 2.9    Delivery and Cancellation of Rights Certificates........   30
Section 2.10   Agreement of Rights Holders.............................   30
Section 2.11   Rights Certificate Holder not Deemed a Unitholder.......   31

                                    ARTICLE 3
                ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN
                                  TRANSACTIONS

Section 3.1    Flip-in Event...........................................   32

                                    ARTICLE 4
                                THE RIGHTS AGENT

Section 4.1    General.................................................   33
Section 4.2    Merger or Amalgamation or Change of Name of Rights
               Agent...................................................   34
Section 4.3    Duties of Rights Agent..................................   34
Section 4.4    Change of Rights Agent..................................   36

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.1    Redemption and Waiver...................................   37
Section 5.2    Expiration..............................................   39
Section 5.3    Issuance of New Rights Certificates.....................   39

                                       (i)

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Section 5.4    Supplements and Amendments..............................   40
Section 5.5    Fractional Rights and Fractional Units..................   42
Section 5.6    Rights of Action........................................   42
Section 5.7    Notice of Proposed Actions..............................   42
Section 5.8    Notices.................................................   42
Section 5.9    Successors..............................................   44
Section 5.10   Benefits of this Agreement..............................   44
Section 5.11   Governing Law...........................................   44
Section 5.12   Severability............................................   44
Section 5.13   Effective Date..........................................   44
Section 5.14   Determinations and Actions by the Board of Directors....   45
Section 5.15   Rights of Board, Trust and Offeror......................   45
Section 5.16   Regulatory Approvals....................................   45
Section 5.17   Declaration as to Non-Canadian Holders..................   45
Section 5.18   Time of the Essence.....................................   45
Section 5.19   Contracts of the Trust..................................   46
Section 5.20   Execution in Counterparts...............................   46

                                    SCHEDULE

SCHEDULE "2.2(3)(a)"

                                      (ii)

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                              AMENDED AND RESTATED
                             UNITHOLDER RIGHTS PLAN

      THIS AGREEMENT dated March 31, 1999 and amended and restated as of May 5, 2005.

BETWEEN:

            PRIMEWEST ENERGY TRUST, a trust organized under the laws of Alberta (the "Trust")

                                       and

            COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder)

WITNESSES THAT:

      WHEREAS section 3.2 of the Declaration of Trust provides, in part, that Trust Units may be issued at the times, to the persons, for the consideration and on the terms and conditions that the Corporation determines;

      WHEREAS section 8.2 of the Declaration of Trust provides, in part, that, in addition to any other powers and authorities conferred by the Declaration of Trust or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by the Unitholders, may exercise the power and authority to issue additional Trust Units from time to time as directed by the Corporation, which power and authority may be exercised by the Trustee from time to time in its sole judgement and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper;

      WHEREAS section 9.1 of the Declaration of Trust provides, in part, that the Trustee may grant or delegate to PrimeWest Energy Inc. (the "Corporation"), its successors and permitted assigns, as manager of the Trust, such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under the Declaration of Trust;

      WHEREAS the delegation to the Corporation of certain duties of the Trustee under the Declaration of Trust is embodied in an agreement entitled "Amended and Restated PrimeWest Management Agreement" dated October 16, 1996 and amended

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                                      - 2 -

and restated as of November 6, 2002 between the Corporation and the Trustee (as such agreement may be amended from time to time, the "Management Agreement");

      WHEREAS the Management Agreement provides, among other things, that the Board of Directors has sole authority to make all decisions relating to any offering of Trust Units and that, subject to the foregoing authority and certain other provisions set forth in the Management Agreement, the Trustee, in its capacity as trustee of the Trust, has engaged, appointed and delegated to the Corporation all matters pertaining to, among other things, the Trust and the Trust Units;

      WHEREAS, prior to adopting a unitholder rights plan (the "Rights Plan") on March 31, 1999 pursuant to an agreement (the "Original Agreement") between the Trust and The Trust Company of Bank of Montreal, the Board of Directors determined, after careful consideration of the recommendations received from its financial and legal advisors, that it was advisable to adopt the Rights Plan to ensure, to the extent possible, that all unitholders of the Trust are treated fairly in connection with any Take-over Bid and that the Board of Directors and other appropriate persons have sufficient time to evaluate unsolicited Take-over Bids and to explore and develop alternatives to maximize unitholder value;

      WHEREAS in order to implement the adoption of the Rights Plan the Board of Directors authorized the issuance of one Right:

      (i) effective at the Record Time in respect of each Trust Unit outstanding at the Record Time; and

      (ii) in respect of each Trust Unit issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

      WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Trust pursuant to the terms and subject to the conditions set forth herein;

      WHEREAS the Board of Directors proposes to amend and restate the Original Agreement, and to ensure that the Rights Plan is maintained in accordance with the terms and conditions of this Agreement; and

      WHEREAS the Board of Directors desires to appoint the Rights Agent to act on behalf of the Trust, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

      NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

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                                      - 3 -

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.1 Certain Definitions.

      For purposes of this Agreement, the following terms have the meanings indicated:

      (a) "Acquiring Person" means any Person who is the Beneficial Owner of twenty percent (20%) or more of the outstanding Trust Units; provided, however, that the term "Acquiring Person" shall not include:

            (i)   the Trust or any Subsidiary of the Trust;

            (ii) any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Trust Units as a result of any one or a combination of (A) Trust Acquisitions, (B) Permitted Bid Acquisitions, (C) Pro Rata Distributions, (D) Exempt Acquisitions, or (E) Convertible Security Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of twenty percent (20%) or more of the Trust Units then outstanding by reason of one or more or any combination of the operation of a Trust Acquisition, Permitted Bid Acquisition, Pro Rata Distribution, Exempt Acquisition or Convertible Security Acquisition and, after such Trust Acquisition, Permitted Bid Acquisition, Pro Rata Distribution, Exempt Acquisition or Convertible Security Acquisition, becomes the Beneficial Owner of an additional one percent (1%) or more of the outstanding Trust Units other than pursuant to Trust Acquisitions, Permitted Bid Acquisitions, Pro Rata Distributions, Exempt Acquisitions or Convertible Security Acquisitions, then as of the date of such acquisition, such Person shall become an Acquiring Person;

            (iii) for a period of ten (10) days after the Disqualification  Date
                  (as defined below), any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Trust Units as a result of such Person becoming disqualified from relying on Section 1.1(e)(vi) hereof solely because such Person makes or proposes to make a Take-over Bid in respect of securities of the Trust alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to section 176 of the Securities Act (Alberta )) by or on behalf of such Person or the Trust of a current intent to commence

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                                      - 4 -

                  such  a  Take-over  Bid  being  herein   referred  to  as  the
                  "Disqualification Date"); and

            (iv) an underwriter or member of a banking or selling group that acquires Trust Units from the Trust in connection with a distribution to the public of securities.

      (b) "Affiliate" when used to indicate a relationship with a specified Person, means a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

      (c)   "Agreement"   means  this   agreement   as   amended,   modified  or
            supplemented from time to time.

      (d) "Associate" when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same home as such specified Person.

      (e) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own":

            (i) any securities of which such Person or any Affiliate or Associate of such Person is the owner in law or equity;

            (ii) any securities as to which such Person or any Affiliate or Associate of such Person has the right to acquire (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding, whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

            (iii) any securities that are Beneficially  Owned within the meaning of paragraph (i) or (ii) of this definition by any other Person with whom such Person is acting jointly or in concert;

            provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially

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                                      - 5 -

            Own", any security as a result of the existence of any one or more of the following circumstances:

            (iv) such security has been deposited or tendered, without any prior agreement or arrangement in respect thereof, pursuant to any tender or exchange offer or take-over bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur;

            (v) by reason of the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any Affiliate or Associate of such Person or any other Person referred to in paragraph (iii) of this definition pursuant to a Permitted Lock-up Agreement;

            (vi)  (A)   such Person or any Affiliate or Associate of such Person
                        or any other  Person  acting  jointly or in concert with
                        such  Person,  holds such  security;  provided  that the
                        ordinary   business   of  any  such  Person  (the  "Fund
                        Manager") includes the management of investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other
                        Person (a "Client"),

                  (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an "Estate Account") or for such other accounts (each an "Other Account"),

                  (C) such Person (the "Statutory Body") is an independent Person established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such,

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                                      - 6 -

                  (D) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the "Crown Agent"), or

                  (E) the Person, any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person holds such security, provided that the Person is the administrator or the trustee of one or more pension funds or plans (each a "Pension Fund") registered under the laws of Canada or any province thereof or the United States or any state thereof (the "Independent Person"), or is a Pension Fund and holds such securities solely for the purposes of its activities as an Independent Person or as a Pension Fund, and further provided that such Person does not hold more than thirty percent (30%) of the Trust Units;

                  provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Statutory Body, the Crown Agent, the Independent Person or the Pension Fund makes or proposes to make a Take-over Bid in respect of securities of the Trust alone or by acting jointly or in concert with any other Person (other than by means of ordinary market transactions (including pre-arranged trades) executed through the facilities of a stock exchange or organized over-the-counter market);

            (vii) such  Person is a Client of the same Fund  Manager  as another
                  Person on whose account the Fund Manager holds such security, or such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund;

            (viii)such Person is a Client of a Fund  Manager  and such  security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person or the Pension Fund; or

            (ix) such Person is a registered holder of securities as a result of carrying on the business of, or acting as a nominee of, a securities depository.

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                                      - 7 -

            For purposes of this Agreement, the percentage of Trust Units Beneficially Owned by any Person shall be and be deemed to be the product of one hundred (100) and a fraction of which the numerator is the number of votes for the election of all directors generally attaching to the Trust Units Beneficially Owned by such Person and the denominator of which is the number of votes for the election of all directors generally attaching to all outstanding Trust Units. Where any Person is deemed to Beneficially Own unissued Trust Units, such Trust Units shall be deemed to be issued and outstanding for the purpose of calculating the percentage of Trust Units Beneficially Owned by such Person.

      (f) "Board of Directors" means, at any time, the duly constituted board of directors of the Corporation.

      (g) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Calgary, Alberta are authorized or obligated by law to close.

      (h) "close of business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Trust Units in Calgary (or, after the Separation Time, the office of the Rights Agent in Calgary) is closed to the public.

      (i) "Competing Arrangement" means a transaction or arrangement proposed by the Trust requiring the approval of Unitholders which involves the restructuring or dissolution of the Trust or the distribution of all or a significant portion of the assets of Trust to its Unitholders, whether before or after the sale or conversion into cash or securities of all or a significant portion of the assets of the Trust.

      (j) "Competing Bid" means a Take-over Bid that: (i) is made while another Permitted Bid is in existence, and (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in paragraph of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Trust Units shall be taken up or paid for pursuant to the Competing Bid prior to the close of business on the date that is no earlier than the date which is the later of twenty-one (21) days after the date the Competing Bid is made or the earliest date on which Trust Units may be taken up or paid for under any other Permitted Bid that is then in existence for the Trust Units, and only if at that date more than fifty percent (50%) of the then outstanding Trust Units held by
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                                      - 8 -

            Independent Unitholders have been deposited to the Competing Bid and not withdrawn.

      (k)   A Person is "controlled" by another Person if:

            (i) in the case of a corporation, securities entitled to vote in the election of directors of such corporation carrying more than fifty percent (50%) of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person, and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation; or

            (ii) in the case of a Person which is not a corporation, more than fifty percent (50%) of the voting or equity interests of such Person are held, directly or indirectly, by or for the benefit of the other Person;

            and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

      (l)   "Convertible Security" means at any time:

            (i) any right (regardless of whether such right constitutes a security), other than the Rights, to acquire Trust Units from the Trust; and

            (ii) any securities issued by the Trust from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

            which is then exercisable or exercisable within a period of 60 days from that time pursuant to which the holder thereof may acquire Trust Units or other securities which are convertible into or exercisable or exchangeable for Trust Units (in each case, whether such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency).

      (m) "Convertible Security Acquisition" means the acquisition of Trust Units upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Distribution.

      (n) "Corporation" means PrimeWest Energy Inc., a corporation amalgamated under the laws of Alberta.

      (o) "Declaration of Trust" means the declaration of trust dated as of August 2, 1996, restated November 6, 2002 and amended as of May 6,

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                                     - 9 -

            2004, as further amended from time to time, pursuant to which the Trust was organized.

      (p) "Disqualification Date" has the meaning ascribed thereto in Section 1.1(a)(iii) hereof.

      (q) "Effective Date" has the meaning ascribed thereto in Section 5.13 hereof.

      (r) "Election to Exercise" has the meaning ascribed thereto in Section 2.2(4) hereof.

      (s)   "Exempt Acquisition" means an acquisition of Trust Units:

            (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Section 5.1(2), Section 5.1(3) or Section 5.1(4) hereof;

            (ii)  which was made on or prior to the Record Time;

            (iii) which was made pursuant to a distribution reinvestment plan of the Trust;

            (iv) pursuant to a distribution by the Trust of Trust Units or Convertible Securities made pursuant to a prospectus; or

            (v) pursuant to a distribution by the Trust of Trust Units or Convertible Securities by way of a private placement by the Trust, provided that (A) all necessary stock exchange approvals for such private placement have been obtained, and such private placement complies with the terms and conditions of such approvals, and (B) the purchaser does not become the Beneficial Owner of more than 25% of the Trust Units outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Trust Units immediately prior to the private placement).

      (t) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $100.00.

      (u)   "Expiration Time" means the earlier of:

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                                     - 10 -

            (i) the time at which the right to exercise Rights shall terminate pursuant to Section 5.1(1) or Section 5.1(5) hereof; and

            (ii) the close of business on the date of termination of this Agreement pursuant to Section 5.13.

      (v) "Flip-in Event" means a transaction in or pursuant to which any Person becomes an Acquiring Person.

      (w)   "Independent Unitholders" means holders of Trust Units excluding:

            (i)   any Acquiring Person;

            (ii) any Person (other than a Person referred to in Section 1.1(e)(vi) that is making or has announced a current intention to make a Take-over Bid for Trust Units (including a Permitted
                  Bid) but excluding any such Person if the Take-over Bid so announced or made by such Person has been withdrawn, terminated or, expired;

            (iii) any Affiliate or Associate of such Acquiring  Person or Person referred to in paragraph (ii) of this definition;

            (iv)  any Person  acting  jointly or in concert with such  Acquiring
                  Person or Person referred to in paragraph (ii) of this definition; or

            (v) a Person who is a trustee of any employee benefit plan, Trust Unit purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Trust, the Corporation or a Subsidiary of either of them, unless the beneficiaries of the plan or trust direct the manner in which the Trust Units are to be voted or direct whether the Trust Units are to be tendered to a Take-over Bid.

      (x) "Market Price" per security of any securities on any date of determination means the average of the daily closing prices per security of such securities (determined as described below) on each of the twenty (20) consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, then each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per security of any securities on any date shall be the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by The Toronto Stock Exchange; provided, however, that if on any such date the securities are not traded on The Toronto Stock Exchange, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker. The Market Price shall be expressed in Canadian dollars. Notwithstanding the foregoing, where the Board of Directors is satisfied that the Market Price of securities as determined herein was affected by an anticipated or actual Take-over Bid or by improper manipulation, the Board of Directors may, acting in good faith, determine the Market Price of securities, such determination to be based on a finding as to the price at which a holder of securities of that class could reasonably have expected to dispose of his securities immediately prior to the relevant date excluding any change in price reasonably attributable to the anticipated or actual Take-over Bid or to the improper manipulation, as applicable.

      (y)   "Offer to Acquire" shall include:

            (i) an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Trust Units; and

            (ii) an acceptance of an offer to sell Trust Units, whether or not such offer to sell has been solicited;

            or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

      (z) "Offeror" means a Person who has announced an intention to make, or who makes and has outstanding, a Take-over Bid.

      (aa) "Offeror's Securities" means Trust Units Beneficially Owned by an Offeror, any Affiliate or Associate of such Offeror, any Person acting jointly or in concert with the Offeror or with any Affiliate of the Offeror and any Affiliates or Associates of such Person so acting jointly or in concert.

      (bb) "Permitted Bid" means a Take-over Bid made by an Offeror that is made by means of a take-over bid circular and which also complies with the following additional provisions:

            (i) the Take-over Bid shall be made to all holders of record of Trust Units, other than the Offeror, any Affiliate or Associate of the Offeror or any Person acting jointly or in concert with the Offeror, wherever resident, as registered on the books of the Trust;

            (ii) the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Trust Units shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than forty-five (45) days following the date of the Take-over Bid and that no Trust Units shall be taken up or paid for pursuant to the Take-over Bid unless, at such date, more than fifty percent (50%) of the then outstanding Trust Units held by Independent Unitholders have been deposited to the Take-over Bid and not withdrawn;

            (iii) the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn in accordance with applicable law, Trust Units may be deposited pursuant to such Take-over Bid at any time during the period of time described in paragraph (ii) of this Section 1.1(bb) and that any Trust Units deposited pursuant to the Take-over Bid may be withdrawn at any time until taken up and paid for;

            (iv) the Take-over Bid shall contain an irrevocable and unqualified condition that more than fifty percent (50%) of the outstanding Trust Units held by Independent Unitholders, determined as at the date of first take-up or payment for Trust Units under the Take-over Bid, must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Trust Units; and

            (v) the Take-over Bid shall contain an irrevocable and unqualified provision that in the event that more than 50% of the then outstanding Trust Units held by Independent Unitholders shall have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for Trust Units under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Trust Units for not less than 10 Business Days from the date of such public announcement.

      (cc) "Permitted Bid Acquisitions" means acquisitions of Trust Units made pursuant to a Permitted Bid or a Competing Bid.

      (dd) "Permitted Lock-up Agreement" means an agreement between a Person and one or more holders of Trust Units or Convertible Securities (the terms of which are publicly disclosed and reduced to writing and a copy of which is made available to the public (including the Trust) not later than the date the Lock-up Bid (as defined below) is publicly announced) pursuant to which such holders agree to deposit or tender Trust Units or Convertible Securities to a Take-over Bid (the "Lock-up Bid") made by the Person or any of such Person's
            Affiliates or Associates or any other Person referred to in paragraph (iii) of the definition of Beneficial Owner and which provides:

            (i) that any agreement to deposit or tender or to not withdraw Trust Units or Convertible Securities from the Lock-up Bid is terminable at the option of any holder if:

                  (A) another Take-over Bid or a Competing Arrangement is made for Trust Units or Convertible Securities prior to Trust Units or Convertible Securities being taken up and paid for under the Lock-up Bid at a price or value per Trust Unit or Convertible Security that is a least five percent (5%) in excess of the price or value per Trust Unit or Convertible Security offered under the Lock-up Bid; or

                  (B) another Take-over Bid or a Competing Arrangement is made prior to the Trust Units or Convertible Securities being taken up and paid for under the Lock-up Bid for a number of Trust Units or Convertible Securities at least five percent (5%) greater than the number of Trust Units or Convertible Securities that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Trust Unit or Convertible Security that is not less than the price or value per Trust Unit or Convertible Security offered under the Lock-up Bid; and

            (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the cash equivalent of two and one half percent (2.5%) of the price or value payable under the Lock-up Bid to the holders of Trust Units or Convertible Securities who are party to the agreement shall be payable pursuant to the agreement in the event that the Lock-up Bid is not successfully concluded or if any holder fails to tender Trust Units or Convertible Securities pursuant thereto.

      (ee) "Person" means any individual, firm, partnership, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

      (ff)  "Pro Rata Distribution" means an acquisition as a result of:

            (i) a distribution of Trust Units or a Trust Unit split or other event pursuant to which a Person receives or acquires Trust Units or Convertible Securities on the same pro rata basis as all other holders of Trust Units of the same class; or

            (ii) any other event pursuant to which all holders of Trust Units are entitled to receive Trust Units or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt or exercise of rights issued by the Trust and distributed to all the holders of a series or class of Trust Units to subscribe for or purchase Trust Units or Convertible Securities of the Trust, provided that such rights are acquired directly from the Trust and not from any other Person.

      (gg)  "Record Time" means 11:59 p.m. (Calgary time) on March 31, 1999.

      (hh) "Redemption Price" has the meaning ascribed thereto in Section 5.1(1) hereof.

      (ii) "regular periodic cash distributions" means cash distributions paid at regular intervals in any fiscal year of the Trust to the extent that such cash distributions do not exceed, in the aggregate, the greatest of:

            (i) three hundred percent (300%) of the aggregate amount of cash distributions declared payable by the Trust on its Trust Units in its immediately preceding fiscal year; and

            (ii) one hundred percent (100%) of the aggregate consolidated net income of the Trust, before extraordinary items, for its immediately preceding fiscal year.

      (jj)  "Right" means a right issued pursuant to this Agreement.

      (kk) "Rights Certificate" has the meaning ascribed thereto in Section 2.2(3) hereof.

      (ll) "Rights Register" has the meaning ascribed thereto in Section 2.6(1) hereof.

      (mm) "Securities Act (Alberta)" means the Securities Act, R.S.A. 2000, c. S-4, as amended, and the regulations, rules, policies, and notices thereunder, and any comparable or successor laws, regulations, rules, policies or notices thereto.

      (nn) "Separation Time" means the close of business on the tenth (10th) Trading Day after the earlier of:

            (i)   the Trust Unit Acquisition Date; and

            (ii) the date of the commencement of, or first public announcement of, the intent of any Person (other than the Trust, the Corporation or any Subsidiary of either of them) to commence, a Take-over Bid (other than a Permitted Bid or Competing Bid) or such later date as may be determined by the Board of Directors;

            provided that:

            (iii) if any  Take-over  Bid referred to in  paragraph  (ii) of this
                  Section 1.1(nn) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, then such Take-over Bid shall be deemed, for the purposes of this Section 1.1(nn), never to have been made;

            (iv) if the Board of Directors determines pursuant to Section 5.1(2), Section 5.1(3) or Section 5.1(4) hereof to waive the application of Section 3.1 hereof to a Flip-in Event, then the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred; and

            (v) if the foregoing results in the Separation Time being prior to the Record Time, then the Separation Time shall be the Record Time.

      (oo) "Subsidiary": a corporation shall be deemed to be a Subsidiary of a Person if:

            (i)   it is controlled by:

                  (A)   that Person;

                  (B) that Person and one or more corporations each of which is controlled by that Person; or

                  (C) two or more corporations each of which is controlled by that Person; or

            (ii) it is a Subsidiary of a corporation that is that Person's Subsidiary.

      (pp) "Take-over Bid" means an Offer to Acquire Trust Units or securities convertible into or exchangeable for or carrying a right to purchase Trust Units where the Trust Units subject to the Offer to Acquire, together with the Trust Units into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable, and the Offeror's Securities, constitute in the aggregate twenty percent (20%) or more of the outstanding Trust Units at the date of the Offer to Acquire.

      (qq) "Trading Day", when used with respect to any securities, means a day on which the principal Canadian stock exchange or market on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange or market, a Business Day.

      (rr) "Trust Acquisition" means an acquisition by the Trust or a Subsidiary of the Trust or the redemption by the Trust of Trust Units which, by reducing the number of Trust Units outstanding, increases the proportionate number of Trust Units Beneficially Owned by any Person.

      (ss) "Trust Unit Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 141 of the Securities Act (Alberta)) by or on behalf of the Trust or an Offeror or Acquiring Person of facts indicating that a Person has become an Acquiring Person.

      (tt) "Trust Units" means the trust units of the Trust, each unit representing an equal undivided beneficial interest in the Trust, as constituted at the date hereof, and any other security of the Trust into which such Trust Units may be subdivided, consolidated, reclassified or changed; provided, however, that any reference to Trust Units issued upon the exercise of Rights shall mean fully-paid Trust Units of the Trust.

      (uu) "Trustee" means Computershare Trust Company of Canada, in its capacity as trustee of the Trust or any successor trustee appointed by Unitholders.

Section 1.2 Currency.

      All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

Section 1.3 Headings.

      The division of this Agreement into Articles, Sections and Clauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.4 Number and Gender.

      Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

Section 1.5 Acting Jointly or in Concert.

      For purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first Person or any Associate or Affiliate of such Person for the purpose of acquiring or making an Offer to Acquire Trust Units (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).

Section 1.6 Statutory References.

      Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, clause or rule of any statute or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

                                    ARTICLE 2
                                   THE RIGHTS

Section 2.1 Legend on Trust Unit Certificates.

(1) Certificates issued for Trust Units after the Record Time but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Trust Unit represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them, a legend in substantially the following form:

            "Until the Separation Time (as defined in the Rights Plan referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Unitholder Rights Plan Agreement, dated May 5, 2005, as amended and restated from time to time (the "Rights Plan"), between PrimeWest Energy Trust (the "Trust") and Computershare Trust Company of Canada as rights agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Trust. Under certain circumstances, as set forth in the Rights Plan, such Rights may be amended or redeemed, may expire, may become null and void (if, in certain cases, they are issued to or "Beneficially Owned" by any Person who is, was or becomes an "Acquiring Person", as such terms are defined in the Rights Plan, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.

            The Trust will mail or arrange for the mailing of a copy of the Rights Plan to the holder of this certificate without charge upon receipt of a written request therefor."

(2) In the event the Trust shall at any time after the Record Time and prior to the Separation Time issue any Trust Units otherwise than in a transaction referred to in Section 2.3(a), each such Trust Unit so issued shall automatically have one new Right associated with it, which Right shall be evidenced by such Trust Unit.

(3) Until the earlier of the Separation Time and the Expiration Time, certificates representing Trust Units that are issued and outstanding at the Record Time shall evidence one Right for each Trust Unit evidenced thereby notwithstanding the absence of the foregoing legend.

Section 2.2 Initial Exercise Price; Exercise of Rights; Detachment of Rights.

(1) Right to entitle holder to purchase one Trust Unit prior to adjustment. Subject to adjustment as herein set forth and subject to Section 3.1(1) hereof, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Trust Unit (which price and number of Trust Units are subject to adjustment as set forth below and are subject to
      Section 3.1(1) hereof). Notwithstanding any other provision of this Agreement, any Rights held by the Trust and any of its Subsidiaries shall be void.

(2)   Rights not exercisable  until  Separation Time. Until the Separation Time,
      (i) the Rights shall not be exercisable and no Right may be exercised, and
      (ii) for administrative purposes, each Right will be evidenced by the certificates for the associated Trust Units registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Trust Units.

(3) Delivery of Rights Certificate and disclosure statement. From and after the Separation Time and prior to the Expiration Time, (i) the Rights shall be exercisable, and (ii) the registration and transfer of the Rights shall be separate from, and independent of, Trust Units. Promptly following the Separation Time, the Trust will prepare, or cause to be prepared, and the Rights Agent will mail to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")) at such holder's address as shown by the records of the Trust (the Trust hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

      (a) a certificate (a "Rights Certificate") in substantially the form of Schedule "2.2(3)(a)" hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time, and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Trust may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

      (b)   a disclosure statement describing the Rights;

      provided that a Nominee shall be sent the materials provided for in paragraphs (a) and (b) in respect of all Trust Units held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Trust to determine whether any Person is holding Trust Units which are Beneficially Owned by another Person, the Trust may require such first mentioned Person to furnish it with such information and documentation as the Trust considers advisable.

(4) Exercise of Rights. Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights together with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate, duly completed, accompanied by payment by certified cheque, banker's draft or money order payable to the order of the Trust, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Trust Units in a name other than that of the holder of the Rights being exercised, all of the above to be received before the Expiration Time by the Rights Agent at its principal office in any of the cities listed on the Rights Certificate.

(5) Duties of Rights Agent upon receipt of Election to Exercise. Upon receipt of a Rights Certificate, which is accompanied by (i) a completed and duly executed Election to Exercise, and (ii) payment as set forth in Section 2.2(4) above, the Rights Agent (unless otherwise instructed by the Trust) will thereupon promptly:

      (a) requisition from the transfer agent for the Trust Units certificates representing the number of Trust Units to be purchased and directing such transfer agent to make such account settlement arrangements as may be necessary (the Trust hereby irrevocably authorizing its transfer agent to comply with all such requisitions and directions);

      (b) when appropriate, requisition from the Trust the amount of cash to be paid in lieu of issuing fractional Trust Units;

      (c) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder;

      (d) when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

      (e)   tender to the Trust all payments received on exercise of the Rights.

(6) Partial Exercise of Rights. In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(7)   Duties of the Trust. The Trust covenants and agrees that it will:

      (a) take all such action as may be necessary and within its power to ensure that all Trust Units or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

      (b) take all such action as may be necessary and within its power to ensure compliance with the provisions of Section 3.1 hereof including, without limitation, all such action to comply with any applicable  requirements  of the  Securities  Act  (Alberta) and any applicable comparable securities legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Trust Units or other securities upon exercise of Rights;

      (c) use reasonable efforts to cause, from and after such time as the Rights become exercisable, all Trust Units issued upon exercise of Rights to be listed upon issuance on the principal stock exchange on which the Trust Units were traded prior to the Trust Unit Acquisition Date;

      (d) cause to be reserved and kept available out of its authorized and unissued Trust Units, the number of Trust Units that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

      (e) pay when due and payable any and all Canadian federal and provincial transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Trust to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Trust shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Trust Units or other securities in a name other than that of the registered holder of the Rights being transferred or exercised; and

      (f)   after the  Separation  Time,  except as permitted by Sections 5.1 or
            5.4 hereof, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 2.3 Adjustments to Exercise Price; Number of Rights.

      The Exercise Price, the number and kind of Trust Units or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 2.3:

      (a) Adjustment to Exercise Price upon changes to unit capital. In the event the Trust shall at any time after the Record Time:

            (i) declare or pay a distribution on the Trust Units payable in Trust Units (or other securities exchangeable for or convertible into or giving a right to acquire Trust Units or other securities) other than the issue of Trust Units or such exchangeable or convertible securities to holders of Trust Units in lieu of but not in an amount which exceeds the value of regular periodic cash distributions;

            (ii) subdivide or change the outstanding Trust Units into a greater number of Trust Units;

            (iii) combine or change the  outstanding  Trust Units into a smaller number of Trust Units; or

            (iv) issue any Trust Units (or other securities exchangeable for or convertible into or giving a right to acquire Trust Units or other securities) in respect of, in lieu of or in exchange for existing Trust Units, except as otherwise provided in this
                  Section 2.3;

            the Exercise Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of Trust Units or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Trust Units or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Trust Unit transfer books of the Trust were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. If, after the Record Time and prior to the Separation Time, the Trust shall issue any securities other than Trust Units in a transaction of a type described in paragraph
            (i) or (iv) above, such securities shall be treated herein as nearly equivalent to Trust Units as may be practicable and appropriate under the circumstances, and the Trust and the Rights Agent agree to amend this Agreement in order to effect such treatment. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section
            2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1 hereof.

      (b) Adjustment to Exercise Price upon issue of rights, options and warrants. In case the Trust shall at any time after the Record Time fix a record date for the issuance of rights, options or warrants to all holders of Trust Units entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Trust Units (or trust units having the same rights, privileges and preferences as Trust Units ("equivalent trust units")) or securities convertible into or exchangeable for or carrying a right to purchase Trust Units or equivalent trust units at a price per Trust Unit or per equivalent trust unit (or having a conversion price or exchange price or exercise price per security (including the price required to be paid to purchase such convertible or exchangeable security or right per Trust Unit), if a security convertible into or exchangeable for or carrying a right to purchase Trust Units or equivalent trust units) that is less than ninety percent (90%) of the Market Price per Trust Unit on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Trust Units outstanding on such record date, plus the number of Trust Units that the aggregate offering price of the total number of Trust Units and/or equivalent trust units so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Trust Unit, and the denominator of which shall be the number of Trust Units outstanding on such record date, plus the number of additional Trust Units and/or equivalent trust units to be offered for subscription or purchase (or into which the convertible or exchangeable securities are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a certificate filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

            For purposes of this Agreement, the granting of the right to purchase Trust Units (or equivalent trust units) (whether from treasury or otherwise) pursuant to any distribution or interest reinvestment plan and/or any Trust Unit purchase plan providing for the reinvestment of distributions or interest payable on securities of the Trust and/or the investment of periodic optional payments and/or employee benefit, trust unit option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Trust; provided, however, that, in the case of any distribution or interest reinvestment plan, the right to purchase Trust Units (or equivalent trust units) is at a price per security of not less than ninety percent (90%) of the current market price per security (determined as provided in such plans) of the Trust Units.

      (c) Adjustment to Exercise Price upon certain distributions. In case the Trust shall at anytime after the Record Time fix a record date for a distribution to all holders of Trust Units (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Trust is the continuing or successor Person) of evidences of indebtedness, cash (other than a regular periodic cash distribution or a regular periodic cash distribution paid in Trust Units, but including any distribution payable in securities other than Trust Units), assets or subscription rights, options or warrants (excluding those referred to in Section 2.3(b) above), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Trust Unit on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed, or of such subscription rights, options or warrants, applicable to a Trust Unit, and the denominator of which shall be such Market Price per Trust Unit. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

      (d) De minimis threshold for adjustment to Exercise Price. Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest one-hundredth of a Trust Unit or other security, as the case may be. Notwithstanding the first sentence of this Section 2.3(d), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment and (ii) the Expiration Time.

      (e) Trust may provide for alternate means of adjustment. Subject to the prior consent of the holders of Trust Units or Rights obtained as set forth in Section 5.4(2) or Section 5.4(3) hereof, as applicable, in the event the Trust shall at any time after the Record Time issue any securities (other than Trust Units), or rights or warrants to subscribe for or purchase any such securities, or securities convertible into or exchangeable for any such securities, in a transaction referred to in Sections 2.3(a)(i) or (iv) or 2.3(b) or
            (c) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Sections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Trust shall be entitled to determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(a),
            (b) and (c) above, such adjustments, rather than the adjustments contemplated by Sections 2.3(a), (b) and (c) above, shall be made. The Trust and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

      (f) Adjustment to Rights exercisable into securities other than Trust Units. If as a result of an adjustment made pursuant to Section 3.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Trust Units, thereafter the number of such other securities so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Trust Units contained in this Section 2.3, and the provisions of this Agreement with respect to the Trust Units shall apply on like terms to any such other securities.

      (g) Rights to evidence right to purchase Trust Units at adjusted Exercise Price. Each Right originally issued by the Trust subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Trust Units purchasable from time to time hereunder upon exercise of such Right, all subject to further adjustment as provided herein.

      (h) Adjustment to number of Trust Units purchasable upon adjustment to Exercise Price. Unless the Trust shall have exercised its election as provided in Section 2.3(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 2.3(b) and (c) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Trust Units (calculated to the nearest one ten-thousandth) obtained by multiplying the number of securities purchasable upon exercise of a Right immediately prior to this adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and the denominator of which shall be the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      (i) Election to adjust number of Rights upon adjustment to Exercise Price. The Trust shall be entitled to elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Trust Units purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Trust Units for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Trust shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter but, if Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment, of the number of Rights pursuant to this Section 2.3(i), the Trust shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 5.5 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Trust, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Trust, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date for the adjustment specified in the public announcement.

      (j) Rights Certificates may contain Exercise Price before adjustment. Irrespective of any adjustment or change in the Exercise Price or the number of Trust Units issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per security and the number of securities which were expressed in the initial Rights Certificates issued hereunder.

      (k) Trust may in certain cases defer issues of securities. In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Trust may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Trust Units and other securities of the Trust, if any, issuable upon such exercise over and above the number of Trust Units and other securities of the Trust, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Trust shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional securities (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

      (l) Trust has discretion to reduce Exercise Price for tax reasons. Notwithstanding anything in this Section 2.3 to the contrary, the Trust shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
            Section 2.3, as and to the extent that in their good faith judgment, the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Trust Units, (ii) issuance of any Trust Units at less than the Market Price, (iii) issuance of securities convertible into or exchangeable for Trust Units, (iv) stock distributions, or (v) issuance of rights, options or warrants, referred to in this Section 2.3 hereafter made by the Trust to holders of its Trust Units, shall not be taxable to such unitholders.

Section 2.4 Date on Which Exercise is Effective.

      Each person in whose name any certificate for Trust Units is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Trust Units represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Trust Unit transfer books of the Trust are closed, such person shall be deemed to have become the record holder of such Trust Units on, and such certificate shall be dated, the next succeeding Business Day on which the Trust Unit transfer books of the Trust are open.

Section 2.5 Execution, Authentication, Delivery and Dating of Rights
            Certificates

(1) The Rights Certificates shall be executed on behalf of the Trust by the President or any senior officer of the Corporation, together with the Secretary of the Corporation. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the persons so authorized by or on behalf of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(2) Promptly after the Trust learns of the Separation Time, the Trust will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Trust to the Rights Agent for countersignature, and the Rights Agent shall manually or by facsimile signature countersign and send such Rights Certificates to the holders of the Rights pursuant to Section 2.2(3) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of countersignature thereof.

Section 2.6 Registration, Registration of Transfer and Exchange.

(1) The Trust will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Trust will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining, or causing to be maintained, the Rights Register for the Trust and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(2) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of Section 2.6(4) below and the other provisions of this Agreement, the individuals designated by the Board of Directors will execute on behalf of the Trust and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(3) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Trust, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(4) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust or the Rights Agent, as the case may be, duly executed by the registered holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Trust or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Trust may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

Section 2.7 Mutilated, Destroyed, Lost and Stolen Right Certificates.

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Trust shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(2) If there shall be delivered to the Trust and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such indemnity or other security as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Trust or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the individuals designated by the Board of Directors shall execute on behalf of the Trust and, upon the request of the Board of Directors, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3)   As a condition  to the issuance of any new Rights  Certificate  under this
      Section 2.7, the Trust or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Trust may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(4) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and the holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other holders of Rights duly issued by the Trust.

Section 2.8 Persons Deemed Owners.

      Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Trust Unit certificate) for registration of transfer, the Trust, the Rights Agent and any agent of the Trust or the Rights Agent shall be entitled to deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Trust Unit certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Trust Units).

Section 2.9 Delivery and Cancellation of Rights Certificates.

      All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Trust may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Trust may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this
Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Trust.

Section 2.10 Agreement of Rights Holders.

      Every holder of Rights, by accepting the same, consents and agrees with the Trust and the Rights Agent and with every other holder of Rights:

      (a) to be bound by and subject to the provisions of this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, in respect of all Rights held;

      (b) that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Trust Unit associated therewith;

      (c) that, after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

      (d) that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Trust Unit certificate) for registration of transfer, the Trust, the Rights Agent and any agent of the Trust or the Rights Agent shall be entitled to deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Trust Unit certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Trust Unit certificate made by anyone other than the Trust or the Rights Agent) for all purposes whatsoever, and neither the Trust nor the Rights Agent shall be affected by any notice to the contrary;

      (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional Trust Units upon exercise of Right;

      (f) that, without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

      (g) notwithstanding anything in this Agreement to the contrary, neither the Trust nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statue, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 2.11 Rights Certificate Holder not Deemed a Unitholder.

      No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive distributions or be deemed for any purpose whatsoever the holder of any Trust Unit or any other security of the Trust which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Trust Units or any other securities of the Trust or any right to vote at any meeting of holders of Trust Units upon any matter submitted to holders of Trust Units at any meeting thereof, or to give or withhold consent to any action of the Trust, or to receive notice of any meeting or other action affecting any holder of Trust Units or any other securities of the Trust except as expressly provided herein, or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                                    ARTICLE 3
                ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN
                                  TRANSACTIONS

Section 3.1 Flip-in Event.

(1)   Subject to Section 3.1(2) below,  and Section  5.1(2),  Section 5.1(3) and
      Section 5.1(4) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Trust shall take such action as may be necessary to ensure and provide within eight (8) Business Days of such occurrence, or such longer period as may be required to satisfy all applicable requirements of the Securities Act (Alberta) and the securities legislation of each other province of Canada, that, except as provided below, each Right shall thereafter constitute the right to purchase from the Trust upon exercise thereof in accordance with the terms hereof that number of Trust Units of the Trust having an aggregate Market Price on the date of the occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that after such date of occurrence an event of a type analogous to any of the events described in
      Section 2.3 hereof shall have occurred with respect to such Trust Units).

(2) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by:

      (a) an Acquiring Person, any Affiliate or Associate of an Acquiring Person, any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert; or

      (b) a transferee or other successor in title of Rights, directly or indirectly, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person) or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming such;

      shall become null and void without any further action, and any holder of such Rights (including transferees or successors in title) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

                                    ARTICLE 4
                                THE RIGHTS AGENT

Section 4.1 General.

(1) The Trust hereby appoints the Rights Agent to act as agent for the Trust in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Trust may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, subject to the prior approval of the Rights Agent. In the event the Trust appoints one or more co-Rights Agents, the respective duties of the Rights Agents and co-Rights Agents shall be as the Trust may determine, with the approval of the Rights Agent. The Trust agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Trust also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold such persons harmless against, any loss, liability, or expense incurred (that is not the result of negligence, bad faith or wilful misconduct on the part of any one or all of the Rights Agent, its officers, directors or employees) for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(2) The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Trust Units or any Rights Certificate or certificate for other securities of the Trust, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(3) The Trust shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation who have been authorized to sign Rights Certificates on behalf of the Trust.

Section 4.2 Merger or Amalgamation or Change of Name of Rights Agent.

(1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 4.3 Duties of Rights Agent.

      The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, to all of which the Trust and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(1) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Trust) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion. Subject to the prior written consent of the Trust, which consent shall not be unreasonably withheld, the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the expense of the Trust) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

(2) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Trust prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any
      Vice-President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(3) The Rights Agent will be liable hereunder only for events which are the result of its own negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

(4) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Trust Units or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Trust only.

(5) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Trust Unit certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Trust of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(2) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Trust Units to be issued pursuant to this Agreement or any Rights or as to whether any Trust Units will, when issued, be duly and validly authorized, executed, issued and delivered or fully paid and non-assessable.

(6) The Trust agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(7) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, President, any Vice-President, Treasurer or any Assistant Treasurer or the Secretary of the Corporation and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

(8) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Trust Units, Rights or other securities of the Trust or become pecuniarily interested in any transaction in which the Trust may be interested or contract with or lend money to the Trust or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Trust or for any other legal entity.

Section 4.4 Change of Rights Agent.

(1) The Rights Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days' notice (or such lesser notice as is acceptable to the Trust) in writing mailed to the Trust and to each transfer agent of Trust Units by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8 hereof.

(2) The Trust may remove the Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Trust Units by registered or certified mail and to the holders of the Rights in accordance with Section 5.8 hereof.

(3) If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Trust will appoint a successor to the Rights Agent. If the Trust fails to make such appointment within a period of sixty (60) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Trust), then the Rights Agent or the holder of any
      Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Trust's expense.

(4) Any successor Rights Agent, whether appointed by the Trust or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in Canada.

(5) After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receiving from the Trust payment in full of all amounts outstanding under this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

(6) Not later than the effective date of any such appointment, the Trust will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Trust Units, and mail a notice thereof in writing to the holders of the Rights.

(7) The cost of giving any notice required under this Section 4.4 shall be borne solely by the Trust. Failure to give any notice provided for in this
      Section 4.4 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.1 Redemption and Waiver.

(1) Subject to the prior consent of the holders of Trust Units or Rights obtained as set forth in Section 5.4(2) or Section 5.4(3) hereof, as applicable, the Board of Directors acting in good faith may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that an event of the type described in Section 2.3 hereof shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(2) Subject to the prior consent of the holders of Trust Units obtained as set forth in Section 5.4(2) hereof, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of
      Section 3.1 hereof has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Trust Units otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Trust Units and otherwise than in the circumstances set forth in Section 5.1(4) hereof, waive the application of Section 3.1 hereof to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least ten (10) Business Days subsequent to the meeting of holders of Trust Units called to approve such waiver.

(3) The Board of Directors acting in good faith may, prior to the occurrence of a Flip-in Event, and upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 hereof to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a take-over bid circular to all holders of record of Trust Units (which for greater certainty shall not include the circumstances described in
      Section 5.1(9) below); provided that if the Board of Directors waives the application of Section 3.1 hereof to a particular Flip-in Event pursuant to this Section 5.1(3), the Board of Directors shall be deemed to have waived the application of Section 3.1 hereof to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a take-over bid circular to all holders of record of Trust Units prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted pursuant to this Section 5.1(3).

(4)   The Board of  Directors  may,  prior to the close of business on the tenth
      (10th) day following the Trust Unit Acquisition Date, determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section 3.1 hereof to a Flip-in Event, provided that both of the following conditions are satisfied:

      (a) the Board of Directors has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that Person would become, an Acquiring Person; and

      (b) such Acquiring Person has reduced its Beneficial Ownership of Trust Units (or has entered into a contractual arrangement with the Trust, acceptable to the Board of Directors, to do so within thirty (30) days of the date on which such contractual arrangement is entered into) such that at the time the waiver becomes effective pursuant to this Section 5.1(4) it is no longer an Acquiring Person;

      and in the event of such a waiver, for the purposes of this Agreement, the Flip-in Event shall be deemed never to have occurred.

(5) Where a Person acquires, pursuant to a Permitted Bid, a Competing Bid or an Exempt Acquisition under Section 5.1(3) above, outstanding Trust Units, other than Trust Units Beneficially Owned by such Person at the date of such Permitted Bid, Competing Bid or Exempt Acquisition, then the Trust shall immediately upon the consummation of such acquisition redeem the Rights at the Redemption Price.

(6) If the Trust is obligated under Section 5.1(5) above to redeem the Rights, or if the Board of Directors elects under Section 5.1(1) above or Section 5.1(8) below to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(7) Within ten (10) days after the Trust is obligated under Section 5.1(5) above to redeem the Rights, or the Board of Directors elects under Section 5.1(1) above or Section 5.1(8) below to redeem the Rights, the Trust shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Trust Units. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Trust may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
      Section 5.1 and other than in connection with the purchase of Trust Units prior to the Separation Time.

(8) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(9) Upon the Rights being redeemed pursuant to Section 5.1(8) above, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Trust Units as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

Section 5.2 Expiration.

      No person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(1) hereof.

Section 5.3 Issuance of New Rights Certificates.

      Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Trust may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

Section 5.4 Supplements and Amendments.

(1) The Trust may, prior to any meeting of the holders of Trust Units called to approve the amendment and restatement of this Agreement substantially in the form hereof, supplement, amend, vary or rescind any or all provisions of this Agreement without the approval of any holder of Rights or Trust Units. Thereafter, the Trust may from time to time supplement or amend this Agreement without the approval of any holders of Rights or Trust Units to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of a change in any applicable legislation or regulations thereunder.

      Notwithstanding   anything  in  this  Section  5.4  to  the  contrary,  no
      supplement,  amendment or  variation  shall be made to the  provisions  of
      Article 4 hereof except with the written concurrence of the Rights Agent to such supplement or amendment.

(2) Subject to Section 5.4(1) above, the Trust may, with the prior consent of the holders of Trust Units obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Trust Units at a meeting of the holders of Trust Units, which meeting shall be called and held in compliance with applicable laws and regulatory requirements and the requirements in the Declaration of Trust. Subject to compliance with any requirements imposed by the foregoing, consent shall be deemed to have been given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by all holders of Trust Units (other than any holder of Trust Units who is an Offeror pursuant to a Take-over Bid that is not a Permitted Bid or Competing Bid with respect to all Trust Units Beneficially Owned by such Person), represented in person or by proxy at the meeting.

(3) The Board of Directors may, with the prior consent of the holders of Rights, at any time after the Separation Time and before the Expiration Time, amend, vary, supplement or rescind any or all of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

(4) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Declaration of Trust with respect to a meeting of the holders of Trust Units.

(5) The Trust shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or rescission to this Agreement as referred to in this Section 5.4 within five days of effecting such amendment, variation or rescission.

(6) Any supplements or amendments made by the Trust to this Agreement pursuant to Section 5.4(1) above which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations thereunder shall:

      (a) if made before the Separation Time, be submitted to the holders of Trust Units at the next meeting of holders of Trust Units, and such holders may, by resolution passed by the majority referred to in
            Section 5.4(2) above, confirm or reject such amendment; and

      (b) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the date of the next meeting of the holders of Trust Units and the holders of Rights may, by resolution passed by the majority referred to in Section 5.4(4) above, confirm or reject such amendment.

      A supplement or amendment of the nature referred to in this Section 5.4(6) shall be effective from the date of the resolution of the Board of Directors adopting such supplement or amendment until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such supplement or amendment is confirmed, it continues in effect in the form so confirmed. If such supplement or amendment is rejected by the holders of Trust Units or the holders of Rights or is not submitted to the holders of Trust Units or the holders of Rights as required, then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of the holders of Trust Units or the holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the holders of Trust Units or the holders of Rights, as the case may be.

Section 5.5 Fractional Rights and Fractional Units.

(1) The Trust shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Any such fractional Right shall be null and void and the Trust will not have any obligation or liability in respect thereof.

(2) The Trust shall not be required to issue fractions of Trust Units or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Trust Units or other securities. In lieu of issuing fractional Trust Units or other securities, the Trust shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Trust Unit.

Section 5.6 Rights of Action.

      Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Trust to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 5.7 Notice of Proposed Actions.

      In case the Trust shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Trust or the sale of all or substantially all of the Trust's assets, then, in each such case, the Trust shall give to each holder of a Right, in accordance with Section 5.8 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, winding up, or sale is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of taking of such proposed action.

Section 5.8 Notices.

(1) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Trust shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            PrimeWest Energy Trust
            c/o PrimeWest Energy Inc.
            5100, 150 - 6th Avenue S.W.
            Calgary, Alberta  T2P 3Y7

            Attention:       President and Chief Executive Officer
            Facsimile No.:   (403) 699-7474

(2) Any notice or demand authorized or required by this Agreement to be given or made by the Trust or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Trust) as follows:

            Computershare Trust Company of Canada
            Suite 710
            530 - 8th Avenue S.W.
            Calgary, Alberta  T2P 3S8

            Attention:       Manager, Corporate Trust Department
            Facsimile No.:   (403) 267-6598

(3) Notices or demands authorized or required by this Agreement to be given or made by the Trust or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Trust Units.

(4) Any notice given or made in accordance with this Section 5.8 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of faxing (providing such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Trust and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

(5) If mail service is or is threatened to be interrupted at a time when the Trust or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the Trust or the Rights Agent may, notwithstanding the foregoing provisions of this Section 5.8, give such notice by means, of publication once in each of two successive weeks in the business section of the National Post or in such other publication or publications as may be designated by the Trust and notice so published shall be deemed to have been given on the date on which the first publication of such notice in any such publication has taken place.

Section 5.9 Successors.

      All the covenants and provisions of this Agreement by or for the benefit of the Trust or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

Section 5.10 Benefits of this Agreement.

      Nothing in this Agreement shall be construed to give to any Person other than the Trust, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Trust, the Rights Agent and the holders of the Rights.

Section 5.11 Governing Law.

      This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of Alberta and for all purposes shall be governed by and construed in accordance with the laws of such province.

Section 5.12 Severability.

      If any Section, Clause, term or provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Clause, term or provision or such right shall be ineffective only in such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

Section 5.13 Effective Date.

      This Agreement is effective and in full force and effect in accordance with its terms and conditions as of and from March 31, 1999 (the "Effective Date"). If this Agreement is not confirmed annually by a majority of the votes cast by holders of Trust Units permitted to vote on such resolution under
Section 5.4 hereof who vote in respect of the confirmation of this Agreement, in person or by proxy at a meeting of holders of Trust Units to be held no later than August 31 in each calendar year, then this Agreement and any then outstanding Rights shall be of no further force and effect from the earlier of the close of business on the date of such meeting and the close of business on August 31 of such year.

Section 5.14 Determinations and Actions by the Board of Directors.

(1) The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Trust as may be necessary or advisable in the administration of this Agreement.

(2) All such actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

Section 5.15 Rights of Board, Trust and Offeror.

      Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Trust Units reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the holders of Trust Units) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

Section 5.16 Regulatory Approvals.

      Any obligation of the Trust or action or event contemplated by this Agreement shall be subject to the prior receipt of any requisite approval or consent from any governmental or regulatory authority including, without limiting the generality of the foregoing, any necessary approval of any securities regulatory authority or stock exchange.

Section 5.17 Declaration as to Non-Canadian Holders.

      If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Trust or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

Section 5.18 Time of the Essence.

      Time shall be of the essence in this Agreement.

Section 5.19 Contracts of the Trust.

      The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any of the holders of Trust Units from time to time and that any recourse against the Trust, the Trustee or any holder of Trust Units in any manner in respect of an indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund, as defined in the Declaration of Trust.

Section 5.20 Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement.

                                        PRIMEWEST ENERGY TRUST,
                                        by its authorized attorney,
                                        PRIMEWEST ENERGY INC.

                                           By: /s/
                                               ---------------------------------
                                               Authorized Signing Officer

                                           By: /s/
                                               ---------------------------------
                                               Authorized Signing Officer

                                        COMPUTERSHARE TRUST COMPANY OF CANADA

                                           By: /s/
                                               ---------------------------------
                                               Authorized Signing Officer

                                           By: /s/
                                               ---------------------------------
                                               Authorized Signing Officer

                              SCHEDULE "2.2(3)(a)"

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. ____________                                  ___________ Rights

                  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE TRUST, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(2) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR THEIR RESPECTIVE ASSOCIATES AND AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND THEIR RESPECTIVE TRANSFEREES SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.

                               RIGHTS CERTIFICATE

      This certifies that _______________ or registered assigns, is the registered holder of the number of Rights set forth above each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Resated Unitholder Rights Plan Agreement dated May 5, 2005 (the "Rights Agreement"), between PrimeWest Energy Trust, a trust organized under the laws of Alberta (the "Trust"), and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Trust at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on the Expiration Date (as such term is defined in the Rights Agreement) one fully paid and non-assessable Trust Unit of the Trust (a "Trust Unit") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal offices in any of Toronto and Calgary. The Exercise Price shall initially be $100.00 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

      In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or other equity securities of the Trust (or a combination thereof) all as provided in the Rights Agreement.

      This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Trust and the holders of the Rights. Copies of the Rights Agreement are on file at the registered office of the Trust and are available upon written request.

      This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Trust Units as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Trust at a redemption price of $0.00001 per Right.

      No fractional Trust Units will be issued upon the exercise of any Right or Rights evidenced hereby.

      No holder of this Rights Certificate, as such, shall be entitled to vote, receive distributions or be deemed for any purpose the holder of Trust Units or of any other securities of the Trust which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof any of the rights of a unitholder of the Trust or any right to vote for the election of directors or upon any matter submitted to unitholders of the Trust at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting unitholders of the Trust (except as expressly provided in the Rights Agreement), or to receive distributions or subscription rights, or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

      This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of PrimeWest Energy Inc. who have been authorized to sign this certificate on behalf of the Trust.

Dated o

                                        PRIMEWEST ENERGY TRUST,
                                        by its authorized attorney,
                                        PRIMEWEST ENERGY INC.

                                        By:     ____________________________

                                                 Authorized Signing Officer

                                        By:     ____________________________

                                                Authorized Signing Officer

                                        COMPUTERSHARE TRUST COMPANY OF CANADA

                                        By:     ____________________________

                                                Authorized Signing Officer

                                        By:     ____________________________

                                                Authorized Signing Officer

                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO:   PRIMEWEST ENERGY TRUST

      The undersigned hereby irrevocably elects to exercise __________ whole Rights represented by the attached Rights Certificate to purchase the Trust Units issuable upon the exercise of such Rights and requests that certificates for such Trust Units be issued to:

                          ____________________________
                                     (NAME)

                          ____________________________
                                    (ADDRESS)

                          ____________________________
                          (CITY AND STATE OR PROVINCE)

      If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                          ____________________________
                                     (NAME)

                          ____________________________
                                    (ADDRESS)

                          ____________________________
                          (CITY AND STATE OR PROVINCE)

          ____________________________________________________________
           SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER NUMBER

Dated ___________________________

Signature Guaranteed    _________________________________________________
                        Signature

                        (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

      Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Transfer Association Medallion (Stamp) Program.

                            [To be completed if true]

      The undersigned hereby represents, for the benefit of all holders of Rights and Trust Units, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing or any Affiliate or Associate of such Person (as defined in the Rights Agreement).
                            _____________________________________
                            Signature

                                     NOTICE

      In the event the certification set forth in the Form of Election to Exercise is not completed, the Trust will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED  ______________________________________________ hereby sells, assigns and transfers unto ______________________________________________

               ________________________________________________________
               (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint _____________________________ as attorney to transfer the within Rights on the books of the Trust, with full power of substitution.

Dated __________________________

Signature Guaranteed    _________________________________________________
                        Signature

                        (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

      Signature must be guaranteed by a Canadian chartered bank, or Medallion guaranteed by a Canadian trust company or a member of a recognized stock exchange or a member of the Transfer Association Medallion (Stamp) Program.

                            [To be completed if true]

      The undersigned hereby represents, for the benefit of all holders of Rights and Trust Units, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing (as defined in the Rights Agreement).

                        _________________________________________________
                        Signature

                                     NOTICE

      In the event the certification set forth in the Form of Assignment is not completed, the Trust will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.